CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Statements and Experts” in the Prospectus/Proxy Statement and to the incorporation by reference of our report on the financial statements of The Lazard Funds, Inc., in respect of its Lazard Equity Portfolio and Lazard U.S. Strategic Equity Portfolio, dated December 31, 2005, in this Registration Statement (Form N-14) of The Lazard Funds, Inc.

Anchin, Block & Anchin LLP

New York, New York
September 18, 2006